                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC  20549

                          -----------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------


                           ADOBE SYSTEMS INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                             77-0019522
(State of Other Jurisdiction                                  (IRS Employer
      of Incorporation)                                    Identification No.)


                          -----------------------------


                                 345 PARK AVENUE
                           SAN JOSE, CALIFORNIA  95110
                                 (408) 536-6000
          (Address and telephone number of principal executive offices)

                          -----------------------------


                           ADOBE SYSTEMS INCORPORATED
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                 P. JACKSON BELL
              EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
                          CHIEF ADMINISTRATIVE OFFICER
                           ADOBE SYSTEMS INCORPORATED
                                 345 PARK AVENUE
                           SAN JOSE, CALIFORNIA  95110
                                 (408) 536-6000
(Name, address  and telephone number, including area code, of agent for service)

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
                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------

                                            PROPOSED           PROPOSED
                                             MAXIMUM          MAXIMUM
TITLE OF SECURITIES     AMOUNT TO BE      OFFERING PRICE      AGGREGATE           AMOUNT OF
 TO BE REGISTERED        REGISTERED         PER SHARE (1)   OFFERING PRICE   REGISTRATION FEE (1)
--------------------------------------------------------------------------------------------------
                                                                 (1)
--------------------------------------------------------------------------------------------------
Common Stock
(without par value)      3,000,000            $38.994        $116,982,000           $35,449
--------------------------------------------------------------------------------------------------


-------------------------------
(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The purchase price per share at which the shares of the Registrant's Common Stock are sold under the 1997 Employee Stock Purchase Plan will be equal to 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the offering, or (ii) the last day of the purchase period. Accordingly, the price is based upon 85% of the average of the high and low prices of Common Stock on May 23, 1997 as reported on the National Association of Securities Dealers Automated Quotations System.

                                     PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant's Employee Stock Purchase Plan was initially established on December 7, 1987, was amended and restated effective January 1, 1989, and has been subsequently amended and restated effective April 9, 1997 as the 1997 Employee Stock Purchase Plan. The Registrant hereby incorporates by reference in this registration statement:

     (a) The contents of the Registration Statements on Form S-8 (No. 33-18986, effective December 12, 1987, and any amendments thereto subsequently filed; and No. 33-86482, effective November 18, 1994) previously filed with respect to the Adobe Systems Incorporated Employee Stock Purchase Plan.

     (b)  The Registrant's latest annual report on Form 10-K, filed pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") containing audited financial statements for the Registrant's latest fiscal year ended November 29, 1996.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (b) above.

ITEM 8.        EXHIBITS

EXHIBIT
NUMBER    DOCUMENT

4.1       Certificate of Incorporation of Registrant.

4.2       Bylaws of Registrant.

4.3       1997 Employee Stock Purchase Plan

4.4 Shareholder Rights Plan, as amended, is incorporated by reference to Exhibit No. 4.1 filed with Registrant's Form 10-Q for the quarter ended May 31, 1996.

4.5 Agreement and Plan of Merger dated May 30, 1997 by and between Adobe Systems Incorporated, a California corporation, and Adobe Systems (Delaware) Incorporated, a Delaware corporation.


5 Opinion of Gray Cary Ware & Freidenrich, a Professional Corporation, as to the legality of securities being registered.

23.1 Consent of Gray Cary Ware & Freidenrich (contained in Exhibit 5 hereto)

23.2      Consent of KPMG Peat Marwick LLP, Independent Auditors

23.3      Consent of Ernst & Young LLP, Independent Auditors

24.1      Power of Attorney is contained on the signature page.

                                   SIGNATURES:

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Jose, State of California, on this 30th day of May, 1997.

                                   ADOBE SYSTEMS INCORPORATED
                                        (Registrant)


                                   By:   /s/ P. Jackson Bell
                                       ----------------------------------
                                        P. Jackson Bell
                                        Executive Vice President,
                                        Chief Financial Officer and
                                        Chief Administrative Officer

                                POWER OF ATTORNEY

     The officers and directors of Adobe Systems Incorporated whose signatures appear below hereby constitute and appoint John E. Warnock and P. Jackson Bell, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on May 30, 1997.

Signature                          Title
---------                          ------

     /s/ John E. Warnock           Chairman of the Board and
---------------------------        Chief Executive Officer
John E. Warnock                    (Principal Executive Officer)

     /s/ Charles M. Geschke        President and Director
---------------------------
Charles M. Geschke

     /s/ Jackson Bell              Executive Vice President,
---------------------------        Chief Financial Officer and
Jackson Bell                       Chief Administrative Officer
                                   (Principal Financial Officer)

     /s/ William R. Hambrecht      Director
---------------------------
William R. Hambrecht

     /s/ Robert Sedgewick          Director
---------------------------
Robert Sedgewick

     /s/ William J. Spencer        Director
---------------------------
William J. Spencer

     /s/ Gene P. Carter            Director
---------------------------
Gene P. Carter

     /s/ Delbert W. Yocam          Director
---------------------------
Delbert W. Yocam

                                  EXHIBIT INDEX


EXHIBIT                                                SEQUENTIAL
NUMBER                   DESCRIPTION                   PAGE NUMBER

4.1       Certificate of Incorporation of Registrant.

4.2       Bylaws of Registrant.

4.3       1997 Employee Stock Purchase Plan.

4.4 Shareholder Rights Plan, as amended, is incorporated by reference to Exhibit No. 4.1 filed with Registrant's Form 10-Q for the quarter ended
          May 31, 1996.

4.5 Agreement and Plan of Merger dated May 30, 1997 by and between Adobe Systems Incorporated, a California corporation, and Adobe Systems (Delaware)
          Incorporated, a Delaware corporation.

5         Opinion of Gray Cary Ware & Freidenrich, a
          Professional Corporation, as to the legality of securities being registered.

23.1      Consent of Gray Cary Ware & Freidenrich
          (contained in Exhibit 5 hereto)

23.2      Consent of KPMG Peat Marwick LLP,
          Independent Auditors

23.3      Consent of Ernst & Young LLP,
          Independent Auditors

24.1      Power of Attorney is contained on the signature page.